UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a),(b) Effective June 8, 2009, the Audit Committee of the Board of Directors of Rentech, Inc. (the “Company”) approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009 and the dismissal of Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as the Company’s independent registered public accounting firm. PwC accepted the engagement as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009 on June 10, 2009.

As described below, the change in independent registered public accounting firms is not the result of any disagreement with EKS&H.

During the years ended September 30, 2008 and September 30, 2007, and during the subsequent interim periods from October 1, 2008 through June 8, 2009, the Company had no disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to EKS&H’s satisfaction, would have caused EKS&H to make reference to the subject matter thereof in connection with its report on the Company’s consolidated financial statements for either of such years.

The reports of EKS&H on the Company’s consolidated financial statements as of September 30, 2008 and September 30, 2007, and for each of the years in the three-year period ended September 30, 2008 and in the three-year period ended September 30, 2007, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended September 30, 2008 and September 30, 2007, and during the subsequent interim period from October 1, 2008 through June 8, 2009, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that in EKS&H’s report dated December 14, 2008 (which was included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008) on the Company’s internal control over financial reporting as of September 30, 2008, EKS&H expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of the material weakness identified and described in “Management’s Report on Internal Control Over Financial Reporting” under Item 9A in the 2008 Form 10-K.  The Company reported in its most recent Quarterly Report for the period ended March 31, 2009 that the material weakness previously identified in the Company’s internal control over financial reporting as of September 30, 2008 has been significantly reduced through the improvements to the Company’s internal control over financial reporting implemented during the past two fiscal quarters.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided EKS&H with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the time of filing this Form 8-K with the SEC.  The Company requested that EKS&H furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.  A copy of EKS&H’s letter dated June 10, 2009 is filed as Exhibit 16.1 hereto.

During the fiscal years ended September 30, 2008 and September 30, 2007, and during the subsequent interim period from October 1, 2008 through June 8, 2009, respectively, neither the Company nor anyone acting on its behalf has consulted with PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of Ehrhardt Keefe Steiner & Hottman PC dated June 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.
Date: June 11, 2009	By:	/s/ Dan J. Cohrs
Dan J. Cohrs Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Ehrhardt Keefe Steiner & Hottman PC dated June 10, 2009.